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                                                                  EXHIBIT 10.134

                        LEASE AND BATCH PLANT AGREEMENT

     This Lease and Mining Agreement (the "Lease") is dated June 26, 2000 (the "Lease"), by and between Ready Mix, Inc., a Nevada corporation and Clay R. Oliver d.b.a. Oliver Mining Company ("Oliver)").

                                   RECITALS

     A. Oliver owns that certain gravel plant located at 39353 North Schnepf Road, Queen Creek, Arizona as more particularly described and indicated on Exhibit A attached hereto (the "Premises").
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     B. Oliver desires to lease the Premises to Ready Mix, Inc. and Ready Mix,
        Inc. desires to lease the Premises from Oliver for the purpose of setting, managing and operating a concrete batch plant on the Premises all upon the terms and conditions hereinafter set forth.

     C. The parties desire to enter into this Lease upon the terms and conditions set forth.

                                  AGREEMENTS

     NOW THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto agree as follows:

     1.   Lease. Oliver hereby leases the Premises to Ready Mix, Inc. and Ready
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          Mix, Inc. leases the Premises from Oliver Mining, on the terms and conditions set forth herein.

     2.   Term. Lessor does hereby lease and rent to Lessee the above described
          ----
          premises for the period of five (5) years commencing July 1, 2000 and ending June 31, 2005.

          a) A five (5) year option is subject to the compliance of the specifications and conditions of Exhibit B.
                                                ---------
          b) The option to extend the Lease for an additional term is subject to the specifications and conditions of Exhibit C.
                                                       ---------

     3.   Earnest Monies. Lessee shall pay Lessor Five Thousand ($5000) earnest
          --------------
          monies, non-refundable, upon mutual signing of the Lease. Earnest monies can be credited against the payment of rent or the minimum monthly aggregate purchases, if Lessor so deems appropriate.

     4.   Rent.
          ----

          (a) Beginning July 1, 2000, Lessee shall pay rent for the leased premises as set forth in the schedule attached hereto as Exhibit
                                                                        -------
               C and by this reference incorporated herein. Lessee shall
               -
               continue to pay monthly rent until the amount of material surpasses the amount of rent due.
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          (b)  In addition to all of the rents above specified to be paid by
               Lessee to Lessor, the Lessee shall pay all taxes or assessments, if any, levied and assessed upon or against the rents payable under this Lease.

     5.   Licenses and Permits. Lessee shall obtain and keep current all
          --------------------
          necessary licenses and permits as deemed necessary by any governmental entity whether local, state or federal relating to conducting business on the Premises. If such licenses and/or permits were unattainable, this Lease would be in default.

     6.   Possession and Enjoyment.
          ------------------------

          (a) Lessor agrees that Lessee, paying the rent and performing the other terms and conditions of this Lease, may peaceably hold and enjoy the leased premises during the leased term without any interruption by Lessor or any person lawfully claiming by, through or under Lessor. Lessor shall have the right during the term of this Agreement to enter upon the leased premises during the normal business hour for the purpose of inspection and determination of compliance with the mining specifications and conditions.

          (b) Lessee acknowledges that it has examined the premises and knows the condition thereof and that no representations have been made as to the condition or state thereof, and Lessee accepts the premises in its present condition.

     7.   Business. Lessee shall use the leased premises exclusively for the
          --------
          purpose of conduction and operating a concrete batch plant business and other lawful business in connection therewith. No landfill or dumping of broken concrete, debris or other material is permitted under this agreement.

     8.   Use of Premises. Lessee shall at all times keep and maintain the
          ---------------
          premises in a clean, orderly and sanitary condition, and shall comply with all environmental rules and regulations. No storage of hazardous materials is permitted, unless expressly used in the operation of the concrete batch plant. An area will be established to washout concrete trucks and properly dispose of returned concrete.

     9.   Improvements. Lessee may at its own expense construct such buildings,
          ------------
          structures and other improvements on the premises as are reasonably necessary for the conduct of its business. All such permanent buildings, structures and improvements constructed by Lessee shall either become the property of the Lessor and remain on and be surrendered with the premises as a part thereof at the termination of this Lease or at the Lessor's option must be removed at the Lessee's expense. The Lessor grants the Lessee the right to remove and recover the concrete batch plant, other portable buildings and equipment at the termination of this Lease. Lessee agrees to maintain at its own expense the interior and exterior of any buildings, structures and improvements it may construct thereon in good condition and repair.
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     10.  Occupancy Expenses and Property Taxes. Lessee shall promptly pay when
          -------------------------------------
          due all gas, light, heat, power, plumbing, water and other occupancy expenses of whatsoever kind or nature, including utility deposits, connection fees and running of utilities to the premises, and shall pay all property taxes on equipment and improvements placed on the subject property by Lessee.

     11.  Damage to Property and Persons. All property of any kind which may
          ------------------------------
          be on the premises during the term of this Lease shall be at the sole risk of the Lessee; and Lessor shall not liable to lessee, its agents, guests, customers, employees, for any damage caused to their person or property by water, rain, snow, sleet, fire, storms and accidents, or by breakage, stoppage or leakage of water, gas, electricity, heating, sewer pipes or plumbing on, about or adjacent to the premises; and in the event of any breakage, stoppage or leakage, Lessee shall promptly remedy the same at its expense.

     12.  Insurance. Lessee shall provide and obtain and maintain in full force
          ---------
          during the leased term, for the benefit of both parties hereto, as their respective interests may appear, liability insurance in a company satisfactory to Lessor, general liability insurance in the minimum amount of One Million Dollars ($1,000,000) with respect to injuries to any one person; Two Million Dollars ($2,000,000) with respect to injuries in any one accident and One Million Dollars ($1,000,000) with respect to property damage. Ready Mix, Inc. shall have Oliver listed as an additional inured on all insurance policies and shall furnish certificates evidencing the existence of all policies to Oliver as and when reasonably requested by Oliver.

     13.  Indemnity. Lessee shall indemnify and save harmless Lessor from and
          ---------
          against any and all claims, liability, penalties, damages, expenses and judgements for injuries or accidents to persons or property, in connection with Ready Mix Inc.'s operations, occurring on or about the premises and the driveways and streets adjacent hereto, during the leased term, any extensions thereof, and any other period of occupancy, including all costs, expenses and attorney's fees incurred by Lessor in defense of any such claims, whether the same be or not be covered adequately by insurance. The indemnification in this Paragraph 13 shall survive the termination of this Lease.

     14.  Insolvency or Bankruptcy. In the event of the insolvency of Lessee, or
          ------------------------
          the filing of by it or against it of any voluntary or involuntary petition under the Bankruptcy Act, or a partial or a general assignment by it for the benefit of creditors, or any proceedings whereby its full rights to the use, control and occupancy of the premises may be impaired or transferred, in whole or in part, then this Lease, at the option of the Lessor, may be immediately terminated.

     15.  Delivery at Termination. Upon the expiration or sooner termination of
          -----------------------
          this Lease, Lessee shall immediately deliver to Lessor quiet and peaceable possession of the leased premises, together with any buildings, structures, equipment and improvements thereon constructed by Lessee, with the exception so noted in paragraph 9 of this Lease, with the keys to the same, cleared of all persons and property not belonging to Lessor, in good, clean and orderly condition. No demand or notice of such delivery shall be necessary.
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     16.  Default.
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            (a)  If Lessee neglects to pay when due any of the sums provided in this Lease and the neglect or failure shall continue for more than thirty (30) days after notice to Lessee, or if Lessee neglects or fails to perform fully and fulfill any of the other terms and conditions of this Lease and such neglect or failure shall continue more than thirty (30) days after notice to Lessee, this Lease may be immediately terminated, at the option of Lessor, without further notice and without any obligation whatsoever to Lessor.

            (b) Lessee shall pay Lessor for all costs and expenses, including reasonable attorney's fees, incurred by Lessor in connection with recovery of any rent due and unpaid under the terms of this lease, or the breach of any of the terms and conditions contained herein, or the recovery of possession of the premises.

     17.  Specification and Conditions of Batch Plant. The specifications and
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          conditions imposed upon the batch plant operation and Activities of
          Lessee are set forth in detail in the schedule attached hereto as Exhibit "B", and made part hereto of this reference.

     18.  Holding Over. In the event a new Lease Agreement is not executed prior
          ------------
          to the end of this Lease term, there shall be no holding over at the end of said term and immediate possession of the property shall be turned over to Lessor. The Lessee may cancel this lease at the end of any anniversary of said Lease.

     19.  Notice. All notices and other communication required or permitted
          ------
          under this Lease shall be in writing and shall be deemed to have been duly given made and received when delivered against receipt requested, or twenty-four hours after sending via facsimile, addressed as set forth below or such other addresses as the parties hereto may designate in writing:

             LESSOR:       CLAY R. OLIVER d.b.a.
                           OLIVER MINING COMPANY.
                           P.O. BOX 630
                           QUEEN CREEK, ARIZONA 85242-0630


             LESSEE:       READY MIX, INC.
                           3430 E. FLAMINGO ROAD
                           SUITE 100
                           LAS VEGAS, NEVADA 89121

     20.  Time is of the Essence. Time is of the essence in the performance of
          ----------------------
          each and every requirement set forth in this Lease.

     21.  Further Assurance. Each of the parties hereto shall execute and
          -----------------
          deliver all other instruments and take all such actions as any party hereto may reasonably request from
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          time to time in order to effectuate the purposes of this Lease and the transactions provided for herein.

     22.  Controlling Law. This Lease and all questions relating to its
          ---------------
          validity, interpretation performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona notwithstanding any Arizona or other conflict-of-law rules to the contrary.

     23.  Nature of Relationship Between Parties. The sole relationship between
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          the parties created by this agreement is that of Lessor and Lessee.
          Nothing contained in the Lease shall be deemed, held or construed as creating a joint venture or partnership between the parties.

     24.  Amendments, Changes or Modifications. This Lease may be amended,
          ------------------------------------
          changed or modified only by an instrument in writing executed by both Lessor and Lessee.

     25.  Succession and Assignment. The provisions of this Lease shall be
          -------------------------
          binding upon and insure to the benefit of the parties hereto, their heirs, executors, administrators, successors, and assigns. In the event of any subletting, the Lessee shall not be discharged of its obligations under this Lease but shall remain liable therefore unless Lease is cancelled in writing by the Lessor and Lessee.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease as of the date first above written.

                                           CLAY R. OLIVER d.b.a.
                                           OLIVER MINING COMPANY

                                           By: ________________________________

                                           Its: _______________________________

                                           READY MIX, INC. a Nevada corporation.

                                           By: /s/ Robert A. DeRuiter
                                               ---------------------------------

                                           Its: General Manager
                                                --------------------------------